Exhibit (e)(5)

LMIS-LEGG MASON FUNDS

ANTI-MONEY LAUNDERING DELEGATION AGREEMENT

Attachment A

Investment Company	Fund

Legg Mason Global Asset Management Trust	BrandywineGLOBAL — International Opportunities Bond Fund (formerly, Legg Mason BW International Opportunities Bond Fund)

QS Strategic Real Return Fund

BrandywineGLOBAL — Diversified US Large Cap Value Fund (formerly, Legg Mason BW Diversified Large Cap Value Fund)

BrandywineGLOBAL — Global Unconstrained Bond Fund (formerly, Legg Mason BW Absolute Return Opportunities Fund)

ClearBridge Value Trust

ClearBridge Small Cap Fund

ClearBridge International Growth Fund

QS International Equity Fund

QS U.S. Small Capitalization Equity Fund

BrandywineGLOBAL — Global Opportunities Bond Fund (formerly, Legg Mason BW Global Opportunities Bond Fund)

BrandywineGLOBAL — Global High Yield Fund (formerly, Legg Mason BW Global High Yield Fund)

BrandywineGLOBAL — Alternative Credit Fund (formerly, Legg Mason BW Alternative Credit Fund)

BrandywineGLOBAL — Dynamic US Large Cap Value Fund (formerly, Legg Mason BW Dynamic Large Cap Value Fund)

Martin Currie Emerging Markets Fund

Martin Currie International Unconstrained Equity Fund

QS Global Market Neutral Fund

RARE Global Infrastructure Value Fund BrandywineGLOBAL — Global Flexible Income Fund (formerly, Legg Mason BW Global Flexible Income Fund)

Martin Currie SMASh Series EM Fund

Dated as of January 2, 2018